KDCE - Kid Castle Acquires CBD Assets CannabidiolHemp

Torrance California, November 15, 2019 (Linkedin page) Kid Castle Educational Corporation (OTC: KDCE) (“Kid Castle” or “the Company”), announces its acquisition of CannabidiolHemp (CannabidiolHemp.net), a premium CBD quality aggregator and standard validator.  This is the beginning of many acquisitions to build Kid Castle into a major “pure-play” CBD operation in the United States and Canada.  Starting with CBD distribution channel, like CannabidiolHemp, Kid Castle is well on its way to become the most vertically integrated “pure-play” CBD operation in the United States and Canada.  Once we have gained a good footing on the CBD distribution channel, we would then move our acquisition machine towards the CBD supply-chain to ensure full vertical integration.  Control of CannabidiolHemp will help Kid Castle in establishing a solid position to lead the standardization of Farm Bill compliant hemp-based medicinal products to serve the rapidly growing CBD market – a segment some analysts have predicted will soar to $11 billion by 2026.

This acquisition will be accretive to our earnings immediately.  “This acquisition will propel us into a solid position of leadership in CBD product formulation standardization and quality assurance of hemp-based medicinal CBD products,” said Frank Igwealor, Kid Castle’s CEO. “With our vision of building a completely vertically integrated CBD operation model, ensuring quality and premium status of product in our distribution is paramount.“

Motley Fool has predicted U.S. sales of CBD products will more than double every year between 2019 and 2023. Bloomberg has called hemp the “cannabis cash crop” thanks to the booming demand for the non-psychoactive CBD that can be derived from it. CBD is low in THC, the compound that gets users high. Because of its low THC level, hemp-based CBD is finding mainstream acceptance among a public eager for its medicinal value but not wanting the high that comes with other forms of cannabis.

The CannabidiolHemp acquisition represents the first step in KDCE’s plan to build a fully vertically integrated “pure-play” CBD operation that is an industry leader in the U.S. and Canada.

About Kid Castle.

Kid Castle Educational Corporation (OTC: KDCE) controls and manages Cannabinoid Biosciences, Inc. (“CBDZ”), a California based Biopharmaceutical Company seeks to revolutionize and standardize the pharmaceuticals and non-pharmaceutical CBD products formulations and applications across the CBD market in the United States of America.    Through Cannabinoid Biosciences, Inc. (CBDZ) Kid Castle plans to push into the legal CBD business that includes: (1) Ownership interest in certain businesses that extract, purchase and distribute Bulk Pure CBD, Isolate, Hemp Oil, THC-free CBD Distillate and Crude CBD Oil; (2) Partnerships with local farmers to grow farm bill compliant hemp biomass; (3) Partnerships with extract facilities across the U.S. who manufacture hemp-based ingredients to meet the specific needs financial products in form of asset-backed loans, business property mortgages and other financial products to qualified individuals/businesses in the legal-CBD businesses.

Through CBDZ, Kid Castle intend to established CBD process control, protocols, and formulations standardization.  CBDZ intend to push the Company to step up and pioneer the process to standardize and reorganize this market, establish process control (benchmarks and protocols), and create formulation standards for the CBD industry. Through Kid Castle, CBDZ seeks to control the production and distribution of verities of consumer cannabidiol (CBD) formulation under private brands in the United States. CBDZ’s goal is to bring standardization to the CBD industry, the same way that John D Rockefeller’s Standard Oil brought standardization to crude refining in the United States in the nineteenth century.  Our process standardization would entail steps that include (a) ethanol extraction system, (b) winterization to remove fats; (c) multiple rounds of rotary evaporation are used to remove plant material and other unnecessary components; (d) extract decarboxylation to transform into a crystalline structure with a proprietary post-processing technique; and (e) get the extract tested by third-party laboratories, package it, and get it ready for shipment. For more information, visit the Company’s website at www.cbdxfund.com.  Or our Regulation A+ offering at www.crowdfunder.com/cbdxfund

NOTICE REGARDING FORWARD LOOKING STATEMENT

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words “believes,” “expects,” “anticipate” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements.